UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 12, 2023

(Date of earliest event reported)

Intrepid Potash, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34025	26-1501877
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

707 17th Street, Suite 4200

Denver, Colorado 80202

(Address of principal executive offices and zip code)

(303) 296-3006

(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, par value $0.001 per share	IPI	New York Stock Exchange

Indicate by checkmark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On December 12, 2023, Intrepid Potash, Inc. (the “Company”) and Intrepid Potash-New Mexico, LLC (“Intrepid NM,” and together with the Company, “Intrepid”) entered into the Third Amendment of Cooperative Development Agreement (the “Amendment”) with XTO Holdings, LLC (“XTO Holdings”) and XTO Delaware Basin, LLC, as successors in interest to BOPCO, L.P. (“XTO Delaware Basin,” and together with XTO Holdings, “XTO”). The Amendment has an effective date of January 1, 2024 (“Amendment Date”). The Amendment further amends that certain Cooperative Development Agreement, by and between the Company, Intrepid NM, BOPCO, L.P. and the other parties thereto, effective as of February 28, 2011 (as amended, including by the Amendment, the “CDA”), which was executed for the purpose of cooperative development of certain lands for potassium and oil and gas. The Cooperative Development Agreement restricts and limits the rights of Intrepid and XTO, as successors in interest to BOPCO, L.P. to explore and develop their respective interests, including limitations on the location of wells. Intrepid and XTO entered into the Amendment in an effort to further the cooperation, remove the restrictions and limitations, and allow for the efficient co-development of resources within the Designated Potash Area (“DPA”) consistent with the United States Secretary of the Interior Order 3324.

Pursuant to the Amendment, among other things, Intrepid agrees to support and not oppose XTO’s development and operation of XTO’s oil and gas interests within the DPA. As consideration under the Amendment, on December 12, 2023 and January 2, 2024, Intrepid shall receive initial payments of $5 million and $45 million, respectively, from XTO. The Amendment also provides that Intrepid shall receive an additional one-time payment equal to $50 million as an “Access Fee,” which XTO will pay within 90 days upon the earlier occurrence of (i) the approval of the first new or expanded drilling island within a specific area to be used by XTO or (ii) within seven (7) years of the anniversary of the Amendment Date. XTO is also required to pay additional amounts to Intrepid as an “Access Realization Fee,” up to a maximum amount of $100 million, in the event of certain additional drilling activities by XTO. The CDA also contains other customary representations, warranties, covenants, and dispute resolution provisions.

Petrie Partners is acting as financial advisor to the Company in connection with the transactions contemplated by the Amendment, and will receive a customary investment banking fee for its services.

The foregoing summaries of the Amendment and the CDA do not purport to be complete and are subject to and are qualified in their entirety by the terms of the Amendment and the CDA, which copies are attached hereto as Exhibits 10.1 and 10.2, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1†*	Third Amendment of Cooperative Development Agreement, effective as of January 1, 2024, among Intrepid Potash, Inc., Intrepid Potash-New Mexico, LLC, XTO Holdings, LLC and XTO Delaware Basin, LLC.
10.2†*	Cooperative Development Agreement, effective as of February 28, 2011, among Intrepid Potash, Inc., Intrepid Potash-New Mexico, LLC, BOPCO, L.P. and the other parties thereto (as amended prior to the Amendment).
104	Cover Page Interactive Data File (embedded with the Inline XBRL document)

† Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to supplementally furnish copies of any omitted schedules and exhibits to the SEC upon request.

* Certain portions of the exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The omitted information is not material and is the type of information that the registrant treats as private or confidential. The Company hereby undertakes to furnish supplemental copies of the unredacted exhibit upon request by the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTREPID POTASH, INC.

Dated: December 13, 2023	By:	/s/ Matthew D. Preston
Matthew D. Preston
Chief Financial Officer